Exhibit 11.1

SK TELECOM CO., LTD.
CODE OF ETHICS

TABLE OF CONTENTS

CHAPTER 1.	GENERAL

1.	Scope of Application

2.	Purpose

3.	Definitions

CHAPTER 2.	COMMITMENT TO CUSTOMERS

4.	Respect Customers

5.	Create Value

6.	Provide Value

CHAPTER 3.	OBSERVE REGULATIONS & RESPECT FREE COMPETITIVE MARKET ORDER

7.	Observe Laws & Regulations

8.	Respect Free Competition & Order in the Marketplace

9.	Gain Access to &Utilize Information Acquired through Justified Means

CHAPTER 4.	BASIC ETHICS FOR EMPLOYEES

10.	Basic Ethics

11.	Fulfill Mission

12.	Self Improvement

13.	Fair Execution of Work

14.	Avoid Conflict of Interest with the Company

15.	Protect the Company’s Assets

16.	Ban on Leaking Customer & Internal Corporate Information

17.	Mutual Respect Amongst Employees

18.	Ban on Provision of Money & Other Valuables between Employees

19.	Ban on Financial Transaction between Employees

20.	Prevent Sexual Harassment in the Workplace

21.	Ban on Use of Illegal Software

CHAPTER 5.	PROPER RELATIONSHIP with BUSINESS PARTNERS

22.	Fair Trade

23.	Promote Mutual Development

24.	Ban on Unethical Conduct to Business Partners

CHAPTER 6.	RESPONSIBILITIES TO THE COUNTRY & SOCIETY

25.	Reasonable Business Management

26.	Protect Shareholder Interests

27.	Contribute to Social Development

28.	Protect Environment

PREAMBLE

SK Telecom (hereinforth, “the Company”) is a world class blue-chip company that has always stood by its customers. The Company seeks lasting developments by thinking, judging, and acting in the most proper form so that it can fulfill its social obligations and pursue common benefits for its stakeholders, the nation, and mankind. For this end, the Company has established the Code of Ethics to be observed by itself and its employees and reaffirms its commitment to the implementation of the Code.

CHAPTER 1.	GENERAL

1.	Scope of Application

This Code of Ethics is applicable to all of its employees (including officers and full-time as well as short & long-term contracted employees) carrying out work for the Company and its Business Partners.

2.	Purpose

The purpose of the Code of Ethics is to establish criteria for employees to properly conduct themselves, make prudent judgments, and stimulate ethical management activities.

3.	Definitions

3.1	“Conflict of Interest with the Company” refers to the case in which due to an employee’s business or personal relationships, there is a conflict of interest between the employee’s personal benefit and the Company’s.

3.2	“Money and Other Valuables” refer to economic benefits including, among others, cash, marketable securities and goods (including gift certificates, club membership).

3.3	“Treats” refer to meals, drinks, sports, entertainment, and so forth.

3.4	“Conveniences” refer to the provision of benefits excluding Money and Other Valuables and Treats, including, among others, accommodations, transportations, tours, and events at the sole expense of the provider.

3.5	“Conditional Provision” refers to an expressed or implied condition attached to the provision of an economic value such as Money and Other Valuables, Treats, and Conveniences.

3.6	“Socially Acceptable Norm” refers to the case where a provider acts voluntarily with pure intention and is acknowledged by the social practice to be mutually non-burdening, provided that there is no other way available than the act. In monetary terms, a single act exceeding 50,000 Won or the cumulative amount for the year exceeding 100,000 Won shall not be deemed as a Socially Acceptable Norm.

3.7	“Stakeholder” refers to an individual or a group within and outside the Company who has a business transaction/relationship with the Company or whose rights or interests are impacted by the Company’s employee’s conduct or decision.

3.8	“Business Partner” refers to an individual or an entity that has a business transaction/relationship with the Company.

CHAPTER 2.	COMMITMENT TO CUSTOMERS

The Company recognizes customers as the true foundation for its existence. Thus, it shall always respect customers’ opinions and secure their unwavering confidence by endlessly creating and providing top values.

4.	Respect Customers

The Company shall always actively listen to customers’ opinions, believe that customers’ genuine requests are always right, and regard customers as the overriding criterion for all company decisions and actions.

5.	Create Value

1)	The Company recognizes the progress of customers as its progress and thus always strives to find values that customers need.

2)	The Company shall continuously create true value that will provide tangible benefits and satisfactions to customers.

6.	Provide Value

1)	The Company shall only speak the truth and always keep its promises to customers.

2)	The Company shall provide the highest quality of goods and services at reasonable prices to customers and shall promptly and accurately respond to justified customer demands.

CHAPTER 3.	OBSERVE REGULATIONS & RESPECT FREE COMPETITIVE MARKET ORDER

The Company shall abide by all relevant laws, regulations and commercial practices of all the regions it is carrying out business activities in, respect the principles of free competition in the marketplace, and fairly and justly secure its competitive edge.

7.	Observe Laws and Regulations

1)	The Company shall carry out its business by complying with all relevant laws and regulations of all regions at home and abroad where it conducts business and by respecting their commercial practices.

2)	Employees dispatched overseas shall have full knowledge of the regions’ relevant laws, regulations and practices and shall observe them.

3)	The Company shall comply with relevant domestic and international laws and regulations such as the Organization for Economic Cooperation and Development (OECD)’s “International Trade Bribery Prevention Convention,” “International Trade Bribery Prevention Act,” “Anti-Corruption Act,” “Anti-Trust and Fair Trade Act,” and etc.

8.	Respect Free Competition & Order in the Marketplace

1)	In accordance with the principle of free competition, the Company shall respect competition and order in the marketplace in every area where it conducts business in.

2)	The Company shall compete fairly with good faith, pursue competitive activities based on respect for its competitors, and shall not unfairly infringe upon its competitors’ profit margins nor take advantage of their weaknesses.

9.	Gain Access to &Utilize Information Acquired through Legitimate Means

1)	Based on laws, regulations, and commercial practices, the Company shall legitimately acquire and use information.

2)	The Company shall not unjustly make public any information of its competitor albeit acquired legitimately.

3)	The Company shall not slander a competitor nor make any groundless comparison in marketing and advertisements.

CHAPTER 4.	BASIC ETHICS FOR EMPLOYEES

Employees shall embrace correct values with dedication to honesty and sincerity, and shall fulfill given missions through endless self-development and improvement as well as fair execution of tasks at hand.

10.	Basic Ethics

1)	Employees shall take pride in being “SK Telecomers” and always maintain honest and sincere postures.

2)	Employees shall hold high ethical values and always endeavor to maintain personal dignity and the prestige of being “SK Telecomers.”

11.	Fulfill Mission

1)	Employees shall proactively implement the Company’s management principle, SKMS, and its implementation methodology, SUPEX, share the Company’s goals and values, and faithfully carry out given missions in accordance with the Company’s business policies.

2)	Employees shall make best efforts to execute assigned tasks using legitimate means and comply with relevant laws, regulations, and the Company’s internal regulations pertaining to their assigned tasks.

3)	Employees shall faithfully manage the Company’s assets and protect the Company’s confidential information acquired while performing tasks at hand.

4)	Employees shall enhance work effectiveness and efficiency through active cooperation and smooth communication with co-workers and other departments.

12.	Self Improvement

Employees shall establish favorable role models and continuously strive to conform to “SK-Manship” through tireless self-development and improvement.

13.	Fair Execution of Work

1)	Employees shall execute all assigned tasks with fairness and always endeavor to foster a sound corporate culture.

2)	Employees must not receive from Stakeholders any type of economic benefits, such as Money or Other Valuables, Treats, Conveniences that could any way obstruct fair judgment or decision-making process while performing their work. However, an act that is regarded as a Socially Acceptable Norm is acceptable.

3)	If an employee inevitably receives any economic benefit from a Stakeholder, he/she must report this fact to the Audit Department.

4)	Shall maintain fairness in executing work by not engaging in the following:

•	Any conduct that could cause a misunderstanding as a result of exercising influence to ensure the employee’s own business or that of his/her family members or acquaintances is selected as a Business Partner or to have any business transaction with the Company.

•	Any conduct such as a joint investment and/or joint asset acquisition with a Stakeholder, and borrowing from or lending to a Stakeholder.

•	Any conduct seeking personal gain by the use of his/her responsibilities/position in the Company.

•	Any conduct to manipulate documents or figures.

14.	Avoid Conflict of Interest with the Company

1)	Shall avoid personally carrying out any conduct or being related to a situation that has a Conflict of Interest with the Company. If for some inevitable reason, there is a conflict of interest, the situation must be immediately reported to the Company and an appropriate action is to be taken.

2)	In the case of a conflict of interest between the Company and an employee, the Company’s interest should have prior consideration.

3)	Shall not take part in the management of or invest in a company that is directly or indirectly in competition with the Company.

15.	Protect the Company’s Assets

1)	The Company’s assets can only be used on behalf of the Company, cannot be used for the benefit of an individual employee or for a third party, and cannot be provided to a third party.

2)	If a serious situation or its potential has been identified that would adversely affect the Company’s business, assets or financial condition, this is to be immediately reported to the Company and an appropriate action is to be taken.

16.	Ban on Leaking Customer and Internal Corporate Information

1)	Customers’ personal information must not be revealed to a third party without customers’ prior consent.

2)	Information, which is classified as confidential information of the Company’s

Business Partner, shall not be revealed to an unauthorized person inside and outside the Company.

3)	The Company’s confidential information, new project information and other internal corporate information shall not be revealed to a third party without prior approval by one’s superior.

4)	Only authorized persons shall have access to the Company’s confidential information.

5)	For important documents and other files, designate a document manager to prevent information from being leaked to another company or third parties.

17.	Mutual Respect among Employees

1)	Employees shall maintain basic decorum required in the workplace.

2)	Employees shall refrain from speaking and acting with disrespect or slandering fellow employees.

3)	Employees shall not create factions or discriminate against one another based on an employee’s academic background, gender, religion, personal relation, birth place, age, disability, marital status, nationality, race, etc.

4)	Employees shall not verbally abuse, slander, resort to character assassination to inflict pain on one’s superiors, co-workers, and subordinates.

18.	Ban on Provision of Money and Other Valuables between Employees

Employees shall not give nor take any type of economic benefits such as Money and Other Valuables, Treats, Conveniences, etc., provided that the following are the exceptions to this Section 18:

•	When a superior voluntarily provides a gift to its subordinate.

•	When a group of employees uses its own money to provide gifts to members on special occasions such as birthdays, etc.

•	When a pure token of appreciation is given without any Conditional Provision.

19.	Ban on Financial Transaction between Employees

1)	Employees are prohibited from borrowing money from or lending money to fellow employees. However, if such borrowing or lending is inevitable, the relevant employees must receive approval from their superiors.

2)	Employees are prohibited from guaranteeing fellow employees’ loans or providing joint and several guarantees. However, employees can provide guarantees to fellow employees in the case of lending programs directly by the Company designed to enhance the welfare of its employees.

20.	Prevent Sexual Harassment in the Workplace

1)	Employees shall not speak or act to sexually mortify, or impose stereotypical gender roles, on other employees.

2)	Employees shall refrain from talking about sexually inappropriate subjects or force anyone to serve drinks or provide entertainment (such as singing, dancing, etc.) during company dinners.

3)	Employees shall not make sexual comments or allusions about an employee’s physical features.

4)	Employees shall not make deliberate or unnecessary physical contacts.

5)	Employees shall not view profanities through the Internet or other media in the workplace.

21.	Ban on Use of Illegal Software

1)	Employees shall not use illegal computer software.

2)	Employees shall delete any illegal software and all software in the Company shall be legally purchased and used.

CHAPTER 5.	PROPER RELATIONSHIP WITH BUSINESS PARTNERS

Under the free market economic order, the Company strengthens mutual trust and cooperation with Business Partners through transparent and fair transactions.

22.	Fair Trade

1)	Under the principle of free competition, the Company guarantee equal opportunities to companies with appropriate qualifications and provide transaction-related information fairly and equally for mutual benefits.

2)	The Company shall ensure all transactions are carried out fairly on a level playing field, and sufficient communications are carried out on transaction conditions and procedures.

3)	The Company shall not unilaterally and adversely change transaction conditions and procedures without prior consultations with Business Partners.

4)	The Company shall not engage in any conduct prohibited by fair trade-related laws and regulations.

23.	Promote Mutual Development

1)	The Company shall promote fair contractual relationships with Business Partners and make active efforts to promote mutual cooperation.

2)	The Company shall actively support the enhancement of Business Partners’ competitiveness and seek mutual development.

3)	The Company shall work with Business Partners to foster a clean and transparent business transaction culture and maintain fair transactions.

24.	Ban on Unethical Conduct to Business Partners

1)	The Company shall not reap any economic benefits such as Money and Other Valuables, Treats, Conveniences from Business Partners through ones work/position in the Company. However, Socially Acceptable Norms are exceptions to this rule.

2)	The Company bans other unethical conducts as follows:

(1)	An employee is prohibited from having a Business Partner pay/repay his/her credit card bill, outstanding bill, or debt. An employee is also prohibited from a Business Partner guaranteeing his or her debt, acquiring financial assets such as any movable estate, real estate, marketable securities, goodwill, club membership and other favors or benefits through a Business Partner, and borrowing from a Business Partner.

(2)	An employee shall not invest in nor acquire shares of (with or without consideration) a Business Partner.

(3)	An employee shall not lease any asset of nor receive any collateral from a Business Partner for personal convenience or profit.

(4)	An employee shall not realize any real financial profit as a result of acquiring a Business Partner’s movable or real estate at a price lower than the market price.

(5)	An employee shall not carry out any other unethical conduct to a Business Partner.

CHAPTER 6.	RESPONSIBILITIES TO THE COUNTRY AND SOCIETY

Through reasonable business management, the Company shall grow and develop itself into a sound corporation creating social wealth, protecting the interests of shareholders and contributing to prosperity of the people and social development.

25.	Reasonable Business Management

1)	Whether its business is at home or abroad, the Company shall carry out business respecting the respective region’s social values.

2)	The Company shall seek business enlargement based on a society’s stable growth.

3)	The Company shall denounce any irrationality that impedes sound corporate activities.

26.	Protect Shareholder Interests

1)	Through efficient business management, the Company shall enhance its corporate value to preserve, protect, and increase shareholders’ assets and faithfully protect earnings.

2)	Management information shall be prepared and disclosed in respect to the general corporate management principles and in accordance with the corporate accounting principles.

3)	The Company shall respect shareholders’ right to information, reasonable request, suggestions and other actions or decisions.

27.	Contribute to Social Development

1)	The Company shall contribute to the nation’s development through job creation and faithful reporting and payment of taxes, and fulfill the Company’s social obligation through social services in education, culture and welfare.

2)	The Company shall provide fair and equal employment opportunities regardless of academic background, gender, religion, birth place, age, disability, marital status, nationality and race.

28.	Protect Environment

1)	The Company shall make best efforts to protect nature and preserve the clean environment and observe all environmental protection-related laws and regulations.

2)	The Company shall make best efforts to conserve recourses and prevent waste.

3)	The Company shall refrain from engaging in activities that harms the environment and shall make best efforts to prevent air and other types of pollution.

ADDITIONAL CLAUSES (Adopted September 2002)

1.	Implementation Date

This Code of Ethics shall be implemented on the date of its proclamation and the previous Employee Code of Conduct shall be replaced and superceded.

2.	Code of Ethics Implementation Guideline

To ensure that employees thoroughly implement the Code of Ethics, the former Employee Code of Conduct Guideline, which outlined the procedures to be followed by employees in relation to an employee’s Conflict of Interest with the Company, acceptance of Money or Other Valuables, Treats, and Conveniences, and etc, shall be renamed as the Code of Ethics Implementation Guideline (“Implementation Guideline”).

3.	Reward and Discipline

1)	An employee who complies with the Code of Ethics and distinguishes oneself in ethical business conduct may be rewarded in accordance with the Company’s internal rules.

2)	An employee who has acted against the Code of Ethics and the Implementation Guideline may be disciplined in accordance with the Company’s internal rules.

4.	Consult and Advise

If an employee has any questions or concerns in interpreting and implementing the Code of Ethics and the Implementation Guideline, such employee may consult with the head of the audit department.

5.	Order of Precedence

This Code of Ethics is the foundation of the implementation of ethical business management and shall take precedence over any other internal regulation.